SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (date of the earliest event reported): September 1, 1998

                             J-BIRD MUSIC GROUP LTD.
             (Exact name of registrant as specified in its Charter)

                          Commission File No.: 0-23015

PENNSYLVANIA                                           06-1411727
(State of other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

396 Danbury Road
Wilton, Connecticut                                       06897
(Address of principal executive offices)               (Zip Code)

                  Registrant's Telephone Number: (203) 761-9393

                                 NOT APPLICABLE
         (Former name, former address and former fiscal year, if changed since last report)


         ITEM 5.  OTHER EVENTS

On March 20, 2001, Hope D. Trowbridge, President, Treasurer and Director of J-Bird Music Group LTD, (the "Company") and its wholly owned subsidiary J-Bird Records, Inc. settled a civil suite brought by the Securities and Exchange Commission. The suit, Securities and Exchange Commission v. Douglas G. McCaskey, Neal E. Fitzpatrick, Jr., Hope D. Trowbridge. Marcorp, Inc., Robert A. Schatz, John von der Lieth, III and Daniel F. Dugan, was commenced on or about September 1, 1998 in the United States District Court, Southern District of New York. The principal allegations in the complaint are that Ms. Trowbridge with defendants McCaskey and Fitzpatrick manipulated Marcorp's stock price upward, sold restricted and unregistered shares of Marcorp, Inc. ("Marcorp") common stock to the public and caused Marcorp to make false commission filings. Ms. Trowbridge, the Corporate Secretary and Director or Marcorp, Inc. since 1992, voluntarily consented without admitting or denying any of the substantive allegations contained in the complaint, to the entry of a Final Judgment of Permanent Injunction and other Relief permanently enjoining her from violating the antifraud and filing and reporting provisions Sections 10(b) and 16(a) of the Securities and Exchange Act of 1934 and Rules 10b-5, 16a-2 and 16a-3 thereunder, and Sections 5(a), 5(c) and 17(a) of the Securities Act. Pursuant to the order, Ms. Trowbridge disgorged $7,543, representing her


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alleged gains plus  prejudgment  interest  thereon in the amount of $5,423.
Ms. Trowbridge also paid a civil money penalty of $7,543. Ms. Trowbridge is not precluded from serving as a director or an officer. All amounts were paid within the period prescribed by the judgment. Marcorp is currently an inactive publicly held corporation with no assets.

Douglas G. McCaskey is the General Manager of the Company and formerly its Chairman and Director from October, 1997 to April, 2000. Mr. McCaskey is President of Marcorp, Inc. since 1996. The civil suit, Securities and Exchange Commission v. Douglas McCaskey et al is currently pending for Mr. McCaskey in the U.S. District Court for the Southern District of New York. The suit, cited above, principally alleges that Mr. McCaskey allegedly manipulated the market for Marcorp stock from May, 1994 to December, 1994, allegedly increased Marcorp's share price and volume by purchasing and selling shares of Marcorp's stock in the U.S. and Canada, and allegedly sold restricted and unregistered shares of Marcorp Stock to the public.

On October 13, 2000 in the United States District Court, District of Connecticut, Mr. McCaskey pleaded guilty to one criminal count for manipulating the market for Marcorp stock from May, 1994 to December, 1994 in violation of
Section 10(b) of the Securities and Exchange Act of 1934 and Rule 10-b5 thereunder. On April 30, 2001 Mr. McCaskey was sentenced to five years probation and ordered to pay a fine of $30,000 payable in one year with interest and a $50.00 mandatory special assessment. Pursuant to the order and as a condition of his probation, Mr. McCaskey has settled with three brokerage firms which allegedly suffered losses due to the halt in trading of Marcorp stock by the SEC on December 8, 1994. The settlements with two of these brokerage firms have been paid and satisfied. The third firm is being paid in installments which are current.

         All the other defendants in the civil case have entered into settlement agreements with the SEC. These defendants are not discussed herein because they have no connection with the management or operators of the Company.

         ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements: None.

(b)  Pro Forma Financial Information: None.

(c)  Exhibits: None.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     J-BIRD MUSIC GROUP, LTD.


DATED: July 16, 2001                       By:   /s/ Hope D. Trowbridge
                                                 -----------------------------
                                                 Hope D. Trowbridge, President